EXHIBIT 10.2

MASTER SERVICES AGREEMENT

This MASTER SERVICES AGREEMENT (“Agreement”) is entered into as of April 7, 2022 (the “Effective Date”) by and between Salzman Group Ltd. with an address at 18 Hagat St., Kazrin 1290005, Israel together with its affiliates, Salzman Group, Inc., Salzman Investments Ltd., Salzman Group Pty. Ltd., Quitsa Pharmaceuticals Ltd., and Herring Creek Pharmaceuticals, Inc. (collectively “Service Provider”) and Innovation1 Biotech Inc., a Nevada corporation, with offices at 40 Wall Street, Suite 2701, New York, New York 10005, USA (“Company”). Each of Service Provider and Company shall be referred to hereunder as a “Party”, and collectively as the “Parties”.

WHEREAS, the Company wishes to obtain, and Service Provider is willing to provide certain research and development services related to Company’s and its customers’ business and/or products and/or related technology, as further set forth herein, in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Service Provider has the ability, experience, manpower, expertise and resources to provide such services and to perform all its obligations pursuant to this Agreement.

NOW THEREFORE, the Parties agree as follows:

1. SERVICES

1.1. Purpose. The purpose of this Agreement is to set forth the terms and conditions according to which Service Provider may provide Company with research and development services under agreed and defined projects for the Company’s benefit (respectively, the “Services” and each defined as a “Project”).

2. SOW. For each Task, the Parties shall sign an applicable statement of work (each a “SOW”). Each SOW shall include, inter alia, a description of the tasks to be performed by the Parties, the deliverables and documentation, if any, to be produced by Service Provider (collectively “Deliverables”), acceptance criteria for each Deliverable, a schedule of performance, a schedule of payments, as well as other terms and conditions pertaining to the specific Project. Each SOW shall be deemed to incorporate all of the terms and conditions of this Agreement (unless the Parties explicitly agree otherwise in a specific SOW). Each SOW will become effective once it has been signed and dated by the appropriate authorized signatories on behalf of both Parties. Upon its signing, the applicable SOW shall be deemed an exhibit to this Agreement. In any event of a conflict or an inconsistency between this Agreement and a SOW, this Agreement shall prevail, unless otherwise expressly agreed upon in writing in the SOW. Company shall have no obligation to engage Service Provider to provide Services under this Agreement, except as specifically set forth on a SOW executed by both Parties.

3. Modifications of SOW. Company may, from time to time, ask to perform certain changes in the SOW. The request for such changes shall be in writing and any change shall require the consent of both Parties (the “Change Request” and “Changes” respectively). Promptly upon receiving such Change Request, Service Provider shall respond in writing (or meet to discuss such Change Request if necessary) in which it shall advise Company of the likely impact of the Changes requested, including any effect on price and/or time schedule, and promptly thereafter submit a written Change of Scope Order accordingly. Changes shall be explicitly defined and agreed in writing with reference to the SOW which is affected. Notwithstanding anything to the contrary in the above.

4. PAYMENT AND PAYMENT TERMS

4.1. Consideration. Each SOW shall include mutually agreed payment structure for the Services to be provided under such SOW (the “Consideration”). Unless specifically agreed otherwise in a SOW the Consideration is the exclusive and conclusive compensation to which Service Provider is entitled, and Service Provider shall not be entitled to any other reimbursement of expenses or any other additional consideration.

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4.2. Payment Terms. Payments shall be made according to the payment schedule set forth in the applicable SOW. The Consideration shall be paid against the receipt by Company of lawful tax invoice issued by the Service Provider.

4.3. Tax. The Service Provider shall bear any and all taxes, levies and other payments, which may be imposed with respect to any payment received hereunder. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes, unless Service Provider shall provide Company with evidence from the Israeli tax authorities for exemption from such withholdings.

5. PROJECT MANAGEMENT; STATUS REPORT AND MEETINGS

5.1. Project Managers. The Service Provider shall designate a project manager (the “Project Manager”) for each Project subject to the written approval of the Company. The Project Manager(s) will serve as principal contact for the respective purposes of technical and business communications relating to the Project. The Project Managers shall manage the different aspects of performing the SOW, and shall have the authority, inter alia, to approve deliverables, milestones and invoices. The Project Manager on behalf of the Service Provider shall be an experienced project manager. The Service Provider shall not replace its Project Manager without the prior written consent of the Company, unless such replacement is made under circumstances that are not under the reasonable control of the Service Provider inter alia, the resignation of the Project Manager from the Service Provider or due to sick leave or similar circumstances; provided that any such replacement shall be approved by the Company in writing.

5.2. Status Reports. Unless specifically agreed otherwise as part of an applicable SOW, with respect to each Project, Service Provider shall deliver Company with a monthly status report, covering the status of the Services and Deliverables performed and/or produced by Service Provider during the previous period. The status report will consist, inter alia, of progress of services according to timelines, activities performed, problems encountered and solutions taken plan for the next reporting period. It is understood that the reporting period may change as needed and with mutual agreement of the Parties.

5.3. Communications and Visitation Rights. Service Provider undertakes to maintain full transparency towards Company in connection with the performance of the Services and maintain an open line of communication between the Project Managers, enabling Company to be informed in connection with all material aspects of the Services and Services’ results. For such purpose the Parties shall conduct regular meetings as set forth in the applicable SOW. Furthermore, employees and consultants of Company that are under confidentiality obligations (the “Representatives”) shall be entitled to visit the premises in which the Services shall take place, to view the performance of the Services and Service Provider shall provide such Representatives with access to the applicable areas and information, provided that such visit shall occur during regular business hours, on reasonable frequency and subject to prior coordination with Service Provider.

6. REPRESENTATIONS & WARRANTIES. Service Provider hereby represents and warrants to Company (including with respect to the personnel providing the services on its behalf) that: (i) Service Provider is free to provide Company with the Services, upon the terms contained in this Agreement and there are no contracts or restrictive covenants preventing full performance of Service Provider’s duties and obligations hereunder; (ii) Service Provider has the requisite qualifications, knowledge and experience to perform its obligations under this Agreement; and (iii) it has all licenses and approvals required for the performance of the Services and shall maintain such licenses and approvals for the duration of the Agreement and any executed SOW.

7. CONFIDENTIALITY; OWNERSHIP AND ASSIGNMENT OF RIGHTS. Upon execution of this Agreement the Service Provider shall execute the Confidential Information, Invention Assignment and Non-Compete agreement, attached as Exhibit A hereto.

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8. TERM AND TERMINATION

8.1. Term. This Agreement commences upon the Effective Date and will remain effective for a period of one year thereafter (the “Term”), unless extended by mutual written agreement signed by both Parties, or earlier terminated as set forth herein below.

8.2. SOW Term. Any SOW may have an effective date and term that is different from the Term of this Agreement; provided however, that if an SOW shall have a term that explicitly extends beyond the Term of this Agreement, then the Agreement shall continue to be in force and effect in respect of such SOW until termination or expiration of such SOW.

8.3. At-will Termination of the Agreement. Each Party may terminate this Agreement at any time for any reason subject to delivery of a one (1) month prior written notice to the other Party (the “At-will Termination”). The terminating Party will be committed to do whatever needed to minimize losses to the other Party. Service Provider shall complete outstanding SOWs or assign to successor. Company shall compensate for Service Provider for meeting its engagement under this Agreement pursuant to the terms of this Agreement.

8.4. At-will Termination of SOW. Company may, at its sole discretion, terminate any or all outstanding SOWs, or any portion thereof, upon thirty (30) business days’ prior written notice and to compensate Service Provider for losses that may incur by SOW early termination. Service Provider may terminate any executed SOW only if SOW is assigned to successor acceptable to the Company.

8.5. Termination for Cause. Each Party shall have the right to terminate this Agreement and/or any outstanding SOW during the Term as follows (“Termination for Cause”):

8.5.1. (A) upon fourteen (14) days prior written notice if the other Party is in material breach of any obligation under this Agreement, and the breaching Party fails to remedy such breach within the notice period; or (B) immediately, if such breach cannot be cured;

8.5.2. immediately upon written notice in the event that: (i) Bankruptcy or liquidation procedures have been initiated by or against the other Party and have not been cancelled within sixty (60) business days; (ii) a receiver, liquidator, provisional liquidator, administrator or manager for the other party’s entire property or substantial part thereof has been appointed and the appointment has not been cancelled within sixty (60) business days; or (iii) a Party ceased business operations or otherwise become unable to pay its debts as they become due or the Party entered into a deed of company arrangement. Promptly upon the occurrence of any of the above, the relevant party shall inform in writing the other party of such events.

8.6. Effects of Termination.

8.6.1. Upon receipt of notice of termination of an executed SOW according to Sections 8.4 or 8.5, Service Provider shall inform Company in writing of the extent to which performance has been completed through such date according to the applicable SOW, and collect and deliver to Company whatever Deliverables/Work Products (as defined in Exhibit A) then exists, including any and all documentation, specifications, lab samples, and formulas, together with all copies thereof, and any other material containing or disclosing any of Company’ Deliverables, third party information or proprietary information of Company in a manner prescribed by the Company.

8.6.2. Unless in the event of Termination for Cause initiated by Company, Service Provider shall be paid for all Services performed and Deliverables delivered through the date of termination, all subject and according to the payment structure detailed in the applicable SOW.

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8.6.3. Upon Termination for Cause by Company, Service Provider shall immediately cease the services granted under any non-completed SOW and they shall be deemed terminated.

8.6.4. Neither termination nor expiry of the Agreement (other than Termination for Cause by Company) affects a Party’s accrued rights and obligations at the time of termination or expiry including any accrued and outstanding payments hereunder and rights in any Work Product hereunder.

8.6.5. Survival. Those provisions of this Agreement which by their terms are intended to survive expiration or termination of this Agreement, including Sections: 4.3, 6, 7, 9, 10 and 11 shall survive such expiration or termination and continue to apply.

9. RELATIONSHIP BETWEEN PARTIES

9.1. The Service Provider will not, without the Company’s prior written authorization, make any contract or incur any obligation in the name and on behalf of the Company, nor will the Service Provider represent or conduct itself as having such authority. The Company will not be responsible for the acts or omissions of the Service Provider. The Service Provider shall not make any representations about the Company, its products or services that are in any way inconsistent with the product literature to be supplied to the Service Provider by the Company and only to the extent and purposes authorized by the Company (if any).

9.2. The Parties agree that Service Provider shall be acting as an independent contractor. Neither Service Provider nor any of Service Provider’s personnel shall have any status as employees of Company or any right to any benefit that Company grants Company’s employees. This Agreement shall not be interpreted or construed to create an employment relationship, an association, agency, joint venture, or partnership between the Parties (including with respect to the Service Provider’s personnel) or to impose any liability attributable to such a relationship upon either party.

10. INDEMNIFICATION

10.1.1. Service Provider agrees to indemnify Company, its employees, directors, officers, agents, affiliates, and representatives (each such person, including Company is referred to as “Indemnified Party”) from and against any losses, claims, damages and liabilities, joint or several (including all legal or other expenses reasonably incurred by an Indemnified Party in connection with the preparation for or defense of any threatened or pending claim, action or proceeding, whether or not resulting in any liability) (“Damages”), to which such Indemnified Party may become subject under any applicable law or otherwise caused by or arising out of any act or failure to act that is found in a judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Service Provider, including, without limitation, any Project Manager, employee, officer, director, manager, agent, representative or affiliate of Service Provider.

11. MISCELLANEOUS

(i) Service Provider may not assign this Agreement in whole or in part without the prior written consent of Company. Company may assign this Agreement in whole or in part without the prior written consent of Service Provider as long as its successor or assignee of this Agreement agrees in writing to be bound by this Agreement; (ii) This Agreement and the exhibit attached hereto constitute the entire and exclusive agreement between the Parties with respect to the subject matter hereof and may only be amended by writing signed by both Parties; (iii) The failure of either Party to enforce any provision hereof shall not be deemed a waiver of that Party’s right to enforce that provision at a later date; (iv) This Agreement and matters concerned with the performance thereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the State of New York, without reference to conflict of laws principles. The competent courts of located in the State of New York, Borough of Manhattan shall have exclusive jurisdictions over any dispute arising out in connection with this Agreement and the performance thereof; (v) If any provision of this Agreement is held to be illegal, invalid or unenforceable, then such provision shall be limited or eliminated to the minimum extent necessary, and the remainder of this Agreement shall continue in full force and effect; (vi) Each Party is acting as an independent contractor and not as agent, partner, or joint venture of the other Party for any purpose. Neither Party shall have the right, power or authority to act or to create any obligation, express or implied, on behalf of the other; (vii) All notices, statements, and reports required or permitted by this Agreement shall be in writing and deemed to have been effectively given and received; (A) five (5) Business Days after the date of mailing if sent by registered or certified mail, postage prepaid, with return receipt requested; (B) when transmitted if sent by facsimile or email, provided that if sent by fax a confirmation of transmission is produced by the sending machine and a copy of such facsimile is promptly sent by another means specified in this Section; or (C) when delivered if delivered personally or sent by express courier service. Unless otherwise notified in writing to the other Party, notices shall be addressed to the applicable party at the address specified above; (viii) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Master Service Agreement as of the Effective Date:

Salzman Group Ltd.		Innovation1 Biotech Inc.

By:	/s/ Iris Maimon, Ph.D.	By:	/s/ Jeffrey Kraws
Name:	Iris Maimon, Ph.D.	Name:	Jeffrey Kraws
Title:	Director of Commercial Services	Title:	Chief Executive Officer

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Exhibit A

Confidential Information; Invention Assignment Agreement

This Confidential Information, Invention Assignment and Non-Compete Agreement (the “Undertaking”), dated April 7, 2022 is made by and between Salzman Group Ltd., a part of Salzman Group, with an address at 18 Hagat St., Kazrin 1290005, Israel together with its affiliates, Salzman Group, Inc., Salzman Investments Ltd., Salzman Group Pty. Ltd., Quitsa Pharmaceuticals Ltd., and Herring Creek Pharmaceuticals, Inc. (collectively “Service Provider”) and Innovation1 Biotech Inc., a Nevada corporation with offices at 40 Wall Street, Suite 2701, New York, New York 10005, USA (“Company”) is attached as Exhibit A to and constitutes an integral part of the Master Service Agreement (the “Agreement”) entered into on the same date hereof, by and between the same Parties. Capitalized terms used and not otherwise defined herein shall have the respective meaning assigned to them in the Agreement.

1. CONFIDENTIALITY OBLIGATIONS

1.1. Background: Service Provider intends to provide certain Services to Company, as described in the Agreement and any applicable SOW. It is anticipated that the provision of the Services will require the disclosure by Company of certain valuable proprietary information to Service Provider, to be used only for purposes of the foregoing services and under the terms and conditions of this Undertaking.

1.2. Confidential Information: In this Undertaking “Confidential Information” shall mean all confidential and proprietary information, whether of a technical, business or other nature including without limitation, inventions, know-how, trade-secrets, methods and information relating to Company or to the technology of Company or any third party to which the services are provided, as well as, proprietary design, concept, content performance, software, hardware, reports and documentation, structural, scientific, technical, algorithmic; disclosed by Company to Service Provider (or otherwise become exposed to during his engagement with Company) either in documentation or other tangible form, or disclosed orally, and treated as confidential at the time of disclosure, or designated in writing as or marked with “confidential”, “proprietary”, or a similar legend.

1.3. Use of Confidential Information: The Service Provider shall in any and all time: (i) treat and maintain all Confidential Information in the strictest confidence, using the same degree of care that the Service Provider uses to protect its own Confidential Information, and at least a reasonable degree of care; and (ii) not disclose any Confidential Information to any third party without the prior written consent of Company.

1.4. Exceptions: The Confidentiality obligations shall not apply to specific information which Service Provider can demonstrate: (i) is or becomes the public domain, without violation of this Undertaking; (ii) was known by the Service Provider prior to the disclosure by Company, provided that, promptly following disclosure, the Service Provider brought this fact to the attention of Company and demonstrated in writing that such information was in fact so known to the Service Provider; (iii) is developed independently by the Service Provider and written documentation is available to prove that such development predated this Undertaking; or (iv) is legally transmitted or disclosed to Service Provider by a third party which owes no obligation of confidentiality to Company (or to the third party to which the services are provided) and which has the right to and transmits it to Service Provider without any obligation of confidentiality. Service Provider shall not be restricted from disclosing Confidential Information pursuant to a judicial or governmental order, but any such disclosure shall be made only to the extent so ordered and provided only that Service Provider shall timely notify Company so that he may intervene in response to such order.

1.5. Return of Confidential Information: Upon the first request of Company, the Service Provider shall promptly return to Company all Confidential Information including any copies thereof which were at any time in the possession of the Service Provider and all materials (in any medium whatsoever) which contain or embody Confidential Information.

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1.6. No Conflicting Obligations: Service Provider will not disclose to Company any confidential information, trade secret or other material belonging to a third party, including any prior employer or contractor, unless Service Provider has first received the written approval of that third party and presents it to Company.

2. OWNERSHIP RIGHTS

2.1. Service Provider agrees that all materials, protocols, designs, molecules, samples (whether patentable or not) and related documentation, notes, records, reports, and inventions, improvements, developments, discoveries, trade secrets or other intellectual property, (including any deliverables under an SOW), conceived, discovered, developed or reduced to practice by Service Provider, solely or in collaboration with others: (i) as part of the performance of the Services under any applicable SOW; and/or (ii) with the use of any of the equipment, supplies, facilities of the Company or based (in whole or in part) on trade secret, technology or other Confidential Information of Company or any of its affiliates or any third party to which the services are provided (collectively, “Work Product(s)”) and any related Intellectual Property Rights (as defined below) in and to such Work Product, shall be and are the sole property of Company. Insofar that Service Provider is deemed to have any rights in the Work Product under any applicable law or otherwise, Service Provider shall, and hereby does, fully assign to Company any and all of Service Provider’s worldwide right, title and interest, including all Intellectual Property Rights, in and to the Work Products and hereby irrevocably waives any right and/or claim which it currently has, or may have in the future, in connection with the foregoing including the right for any further compensation and royalties. Any assignment of copyright hereunder (and any ownership of a copyright as a work made for hire) includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights” (collectively, “Moral Rights”). To the extent that such Moral Rights cannot be assigned under applicable law and to the extent that the following is allowed by the laws in the various countries where Moral Rights exist, Service Provider hereby waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such consent.

2.2. Service Provider will promptly disclose and describe to Company all Work Product(s) and agrees to assign and do hereby assign to Company or its designee(s) all of Service Provider’s right, title and interest worldwide in and to the Work Product and in all Intellectual Property Rights based upon the Work Product.

2.3. The Service Provider represents and warrants to Company that: (i) any Work Product is and shall be an original work created by Service Provider and to the best of his knowledge does not infringe the rights of any third party; and (ii) Service Provider has the legal right to grant and/or assign to Company all of the rights in and to the Work Product.

2.4. Service Provider will assist Company, or its designee during the Term of the Agreement and thereafter on Company’s expense, in every customary and reasonable manner and way in order to secure, register, maintain and/or enforce Company’s rights in relation to the Work Products, inter alia, by executing any and all documents required. As used herein, “Intellectual Property Rights” means all the following, worldwide: (a) copyrights, including moral rights, registrations and applications for registration thereof; (b) computer software programs, data and documentation; (c) inventions, patents, patent applications and all related continuations, divisional, reissue, design patents, applications and registrations thereof, certificates of inventions; (d) trademarks, trade marks applications, trade names, domain names, trade secrets and Proprietary Information, including without limitation, know-how, manufacturing techniques, architecture designs, specifications, requirements, prototypes, enhancements, improvements, work-in progress, research and development information, and other proprietary rights whether or not registered.

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2.5. Service Provider Background Technology. All rights, including Intellectual Property Rights, in and to the know-how of Service Provider: (i) pre-existed the performance of the Services by Service Provider under the Agreement and any SOW, or (ii) which is not deemed Work Product (the “Service Provider Background Technology”) shall remain the exclusive property of Service Provider (without derogating from the right of Company to claim for infringement of intellectual property rights).

3. NON-COMPETITION. In view of Service Provider’s access to Confidential Information and without derogation from the aforesaid, during the term of the Agreement and for a period of one year following termination or expiration thereof, Service Provider agrees that it will not, either alone or jointly with others or as agent, consultant or employee of any person, firm or company, directly or indirectly, carry on or engage in any activity or business which shall be in direct competition with the business or affairs of Company.

4. NON-SOLICITATION. During the term of the Master Service Agreement and for a period of one year following termination or expiration thereof, Service Provider will not solicit or encourage or cause others to solicit or encourage any employee, consultant, partner, customer or contact of Company to terminate their employment, service or relationship with Company or any of its affiliates.

5. COMPLIANCE. Any obligation or representation made or taken hereunder by the Service Provider shall also be deemed an obligation and representation of the personnel that shall provide the Services on its behalf (the “Personnel”). The Service Provider shall be responsible towards Company for the full compliance of the Personnel with the term of this Undertaking.

IN WITNESS THEREOF THE PARTIES DULY EXECUTED THIS UNDERTAKING AS OF THE EFFECTIVE DATE.

Salzman Group Ltd.		Innovation1 Biotech Inc.

By:	/s/ Iris Maimon, Ph.D.	By:	/s/ Jeffrey Kraws
Name:	Iris Maimon, Ph.D.	Name:	Jeffrey Kraws
Title:	Director of Commercial Services	Title:	Chief Executive Officer

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